Item 77Q(1)(e)

The following document is included in the Registrant's 485BPOS filed on June 29, 2011 (SEC Accession No. 0000950123-11-062798) and incorporated by reference herein:


(1)  Amendment to Investment Advisory Agreement dated June 29, 2011

The following document is included in the Registrant's 485APOS filed on November 29, 2011 (SEC Accession No. 0001193125-11-324587) and
incorporated by reference herein:


(2)  Sub-Advisory Agreement dated October 3, 2011

The following document is included in the Registrant's 485BPOS filed on January 17, 2012 (SEC Accession No. 0001193125-12-012381) and
incorporated by reference herein:


(3)  Amendment to Investment Advisory Agreement dated November 18, 2011